EXHIBIT 99.1

Cheniere Energy                                                                                    J.P. Morgan

J.P. Morgan and Cheniere Energy Partner in LNG Market

Houston, March 31, 2010 –  J.P. Morgan (NYSE Amex: JPM) and Cheniere Energy, Inc. (NYSE Amex: LNG) announced today that they have entered into a multi-year agreement whereby the two firms will utilize their combined expertise in the global liquefied natural gas (LNG) market.

Under the agreement, J.P. Morgan gains capacity rights at Sabine Pass in Louisiana, the largest LNG terminal in North America, and a pipeline of business opportunities originated through Cheniere’s experienced LNG marketing team. Cheniere, which owns and operates the Sabine Pass Terminal, will benefit from J.P. Morgan’s client relationships, financial expertise and strong balance sheet.

“We are excited to broaden our relationship with J.P. Morgan and provide them with services necessary to successfully expand their capabilities in the global LNG markets,” said Davis Thames, President of Cheniere Marketing, LLC.  “We believe this arrangement allows us to source LNG with the support of a strong balance sheet and to utilize our capacity at Sabine Pass LNG and our network of relationships in the most effective way. The combination of our LNG assets and know-how and J.P. Morgan’s extensive global client franchise will enhance opportunities for both Cheniere and J.P. Morgan, enabling us to provide more services to our LNG suppliers and gas customers.”

“Working with Cheniere’s team dramatically enhances our ability to serve our energy clients around the world,” said Paul Posoli, head of Global Power, Gas, Coal and Emissions at J.P. Morgan.  “This agreement complements our existing global gas business and further diversifies the offerings we can deliver across regions.”

The LNG market has grown significantly over the past decade and global production capacity is expected to increase to approximately 37 billion cubic feet per day (bcf/d) this year, up from 16 bcf/d in 2000.  As a major hub, the Sabine Pass LNG Terminal is able to send out 4 bcf/d and has a storage capacity of 16.9 bcf.

About J.P. Morgan

J.P. Morgan is the investment banking arm of JPMorgan Chase & Co. (NYSE: JPM), a leading global financial services firm with assets of $2.0 trillion and operations in more than 60 countries. JPMorgan Chase is a leader in investment banking, financial services for consumers, small business and commercial banking, financial transaction processing, asset management and private equity. The firm serves millions of consumers in the United States and many of the world's most prominent corporate, institutional and government clients under its J.P. Morgan and Chase brands. Information about J.P. Morgan is available at www.jpmorgan.com.

About Cheniere Energy, Inc.

Cheniere Energy, Inc. is a Houston-based energy company primarily engaged in LNG related businesses, and owns and operates the Sabine Pass LNG receiving terminal and Creole Trail pipeline in Louisiana.  Cheniere is pursuing related business opportunities both upstream and downstream of the Sabine Pass LNG receiving terminal. Cheniere is also the founder and holds a 30% limited partner interest in another LNG receiving terminal. Additional information about Cheniere Energy, Inc. may be found on its web site at www.cheniere.com.

For additional information, please refer to the Cheniere Energy, Inc. Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere’s business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG receiving terminal and pipeline businesses. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect.  Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

Contacts:

Cheniere Energy, Inc.
Investors: Christina Cavarretta, 713-375-5100
Media: Diane Haggard, 713-375-5259

J.P. Morgan
Media: Brian Marchiony, 212-270-2596, brian.j.marchiony@jpmorgan.com